Exhibit 99.1

Rights Certificate No.: R:	THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED , 2005 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.	Number of Rights: CUSIP No.:

AMERICAN BANK HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Shares of Common Stock of American Bank Holding, Inc.

Subscription Price: $            per share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,
NEW YORK CITY TIME, ON                     , 2005, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Every Right entitles the holder thereof, to subscribe for and purchase .5119 share of Common Stock, with a par value of $0.001 per share, of American Bank Holdings, Inc., a Delaware corporation, at a subscription price of $            per share (the "Subscription Right"), pursuant to a rights offering (the "Rights Offering") on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of American Bank Holdings Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of American Bank Holdings, Inc. Subscription Rights Certificate" that accompany this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may not be transferred or sold.

This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

Witness the seal of American Bank Holdings Inc. and the Signatures of its duly authorized officers.

Dated:                , 2005

J.R. Schuble, Jr. Chairman of the Board of Directors	James E. Plack President and Chief Executive Officer

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, (New York, N.Y.)
TRANSFER AGENT AND REGISTRAR
By:	AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

For delivery by mail, hand delivery or over night courier:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, NY 10038

Delivery other than in the manner or to the address listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

Subscription Entitlement

Number of Rights Issued:                        x ..5119 =                        new Shares

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for all or part of the shares listed in the box above pursuant to your Subscription Right, please complete lines (a) and (b) and sign under Form 3 below.

(a) EXERCISE OF SUBSCRIPTION RIGHT:

I apply for                                    shares × $                                    = $
                   (no. of new shares)                (subscription price)        (Payment)

(b) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐
Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

☐
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposeses of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #0021-000021, Account #323-294723.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on thereverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 4.

Signature Guaranteed:	(Name of Bank or Firm)
By:	(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF AMERICAN BANK HOLDINGS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AMERICAN STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT, AT (800) 937-5449.